Exhibit 21




                          LIFE PARTNERS HOLDINGS, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                FEBRUARY 28, 2002



Name  of  Subsidiary                                       State of Organization
--------------------                                       ---------------------

1.     Life  Partners,  Inc.                                      Texas

2.     Extended  Life  Services,  Inc.                            Texas

3.     LPHI  Portfolio  Management  Services,  Inc.               Delaware